                                                                    Exhibit 99.1



 A.C. Moore  [GRAPHIC OMITTED]             General Office o Distribution Center
--------------------------------------------------------------------------------
                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723

FOR:                                     FROM:
A.C. Moore Arts & Crafts, Inc.           Gregory FCA Communications, Inc.
Leslie Gordon                            For More Information Contact:
Chief Financial Officer                  Joe Crivelli
(856) 768-4930                           (610) 642-8253


FOR IMMEDIATE RELEASE
---------------------


          A.C. MOORE REPORTS FIRST QUARTER EARNINGS OF $0.01 PER SHARE

BERLIN, NEW JERSEY, APRIL 20, 2006- A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) today announced results for the first quarter ended March 31, 2006.

Sales for the first quarter of 2006 grew to $132.9 million, an increase of 8.2% over sales of $122.9 million during the first quarter of 2005. Same store sales decreased by 1.8%. Net income for the quarter was $136,000 or $0.01 per diluted share, in line with the analysts' consensus earnings estimate for the quarter. First quarter 2006 net income includes a net of tax expense of $555,000, or $0.03 per diluted share, for stock based compensation. Net income in the first quarter of 2005 was $1,252,000 or $0.06 per diluted share.

Jack Parker, Chief Executive Officer, stated, "Our first quarter results continued to be impacted by the significant decline in our /yarn business. We are encouraged by the improvement in sales in the other merchandise categories including jewelry making, seasonal, and basic crafts, which increased almost 6% in comp stores. As that trend continues in 2006, it will help us return to positive growth for the remainder of the year."


A. C. Moore will host a conference call today, Thursday, April 20, 2006 at 11:00 AM Eastern Daylight Time to discuss these financial results in detail. To participate, please call 973-935-8599. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 7239788 to access the taped digital replay. The replay will be available at approximately 1:00 PM on April 20th and will remain available until Thursday, April 27th at 11:59 PM Eastern Daylight Time.


A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until April 20, 2007.

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A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 113 stores in the Eastern United States. For more information about the Company, visit our website at www.acmoore.com.
                                                         ----------------

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the costs associated with a change in senior management, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.



                                Tables to Follow

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                         A.C. MOORE ARTS & CRAFTS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                                Three months ended
                                                                     March 31,
                                                        ------------------------------------
                                                             2006                2005
                                                        ---------------     ----------------
Net sales                                                    $ 132,918            $ 122,879
Cost of sales                                                   79,765               74,751
                                                        ---------------     ----------------
Gross Margin                                                    53,153               48,128
Selling, general and administrative expenses                    52,060               45,844
Store pre-opening expenses                                         624                  161
                                                        ---------------     ----------------
Income from operations                                             469                2,123
     Net interest expense                                           53                   61
                                                        ---------------     ----------------
Income before income taxes                                         416                2,062
     Provision for income taxes                                    280                  810
                                                        ---------------     ----------------
Net income                                                       $ 136              $ 1,252
                                                        ===============     ================

Basic net income per share                                      $ 0.01               $ 0.06
                                                        ===============     ================

Diluted net income per share                                    $ 0.01               $ 0.06
                                                        ===============     ================

Weighted average shares outstanding                             19,838               19,669
                                                        ===============     ================

Weighted average shares outstanding
     plus impact of stock options                               20,070               20,209
                                                        ===============     ================

                         A.C. MOORE ARTS & CRAFTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (unaudited)

                                                                    March 31,
                                                       -------------------------------------
                                                            2006                2005
                                                       ----------------   ------------------
                   ASSETS

Current assets:
  Cash and cash equivalents                                   $ 45,853             $ 30,028
  Marketable securities                                          1,500               17,835
  Inventories                                                  164,901              145,525
  Prepaid expenses and other current assets                      7,244                9,601
                                                       ----------------   ------------------
                                                               219,498              202,989
Non current assets:
  Property and equipment, net                                   89,748               81,716
  Other assets                                                   1,367                1,131
                                                       ----------------   ------------------
                                                             $ 310,613            $ 285,836
                                                       ================   ==================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                            $ 2,571              $ 2,571
  Trade accounts payable                                        47,998               36,822
  Other current liabilities                                     11,625                9,581
                                                       ----------------   ------------------
                                                                62,194               48,974
                                                       ----------------   ------------------
Non current liabilities:
  Long-term debt                                                23,572               26,143
  Deferred tax liability                                         7,925                8,311
  Accrued lease liability                                       17,265               14,446
                                                       ----------------   ------------------
                                                                48,762               48,900
                                                       ----------------   ------------------
                                                               110,956               97,874
                                                       ----------------   ------------------

Shareholders' Equity                                           199,657              187,962
                                                       ----------------   ------------------
                                                             $ 310,613            $ 285,836
                                                       ================   ==================
